 Listing Report:Supplement No. 8 dated Dec 25, 2016 to Prospectus dated Dec 21, 2016
File pursuant to Rule 424(b)(3)
Registration Statement Nos. 333-204880 and 333-204880-01
Prosper Funding LLC
Borrower Payment Dependent Notes

Prosper Marketplace, Inc.
PMI Management Rights
This Listing Report supplements the prospectus dated Dec 21, 2016 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") Prosper Funding LLC is currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Dec 21, 2016 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes. As described in the prospectus dated Dec 21, 2016, each Note will come attached with a PMI Management Right issued by Prosper Marketplace, Inc.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 5680276
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$10,500	Estimated loss*:	5.49%
Term:	60 months

Lender yield:	11.10%	Borrower rate/APR:	12.10% / 14.39%	Monthly payment:	$334.43

Lender servicing fee:	1.00%	Effective Yield*:	10.98%
		Estimated return*:	5.49%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-11):	9	First credit line:	Jul-2000	Debt/Income ratio:	28.00%
TU FICO range:	740-759 (Nov-2016)	Inquiries last 6m:	2	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	17 / 17	Length of status:	18y 2m
Amount delinquent:	$0	Total credit lines:	36	Stated income:	$25,000-49,999
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$19,895
Delinquencies in last 7y:	0	Bankcard utilization:	27%
Screen name:	wonderful-revenue12436	Borrower's state:	Delaware	Borrower's group:	N/A
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home Improvement
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 5771643
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$6,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$4,200	Estimated loss*:	17.75%
Term:	36 months

Lender yield:	30.92%	Borrower rate/APR:	31.92% / 35.99%	Monthly payment:	$261.06

Lender servicing fee:	1.00%	Effective Yield*:	28.70%
		Estimated return*:	10.95%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-11):	2	First credit line:	May-2009	Debt/Income ratio:	31.00%
TU FICO range:	660-679 (Dec-2016)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 9	Length of status:	8y 7m
Amount delinquent:	$0	Total credit lines:	15	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$4,800	Stated income:	$50,000-74,999
Delinquencies in last 7y:	3	Bankcard utilization:	11%
Screen name:	market-associate017	Borrower's state:	New Jersey	Borrower's group:	N/A
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home Improvement
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 5771766
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,000.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$7,000	Estimated loss*:	12.25%
Term:	36 months

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.94%	Monthly payment:	$408.2

Lender servicing fee:	1.00%	Effective Yield*:	24.74%
		Estimated return*:	12.49%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-11):	7	First credit line:	Mar-2007	Debt/Income ratio:	22.00%
TU FICO range:	640-659 (Dec-2016)	Inquiries last 6m:	0	Employment status:	Self-employed
Now delinquent:	1	Current / open credit lines:	5 / 4	Length of status:	5y 11m
Amount delinquent:	$500	Total credit lines:	10	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$14,299	Stated income:	$50,000-74,999
Delinquencies in last 7y:	0	Bankcard utilization:	95%
Screen name:	blue-auction-negotiator	Borrower's state:	Florida	Borrower's group:	N/A
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 5557316
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$10,500	Estimated loss*:	5.24%
Term:	36 months

Lender yield:	10.70%	Borrower rate/APR:	11.70% / 15.30%	Monthly payment:	$496.07

Lender servicing fee:	1.00%	Effective Yield*:	10.57%
		Estimated return*:	5.33%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-11):	9	First credit line:	Aug-2008	Debt/Income ratio:	23.00%
TU FICO range:	720-739 (Dec-2016)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	15 / 12	Length of status:	12y 7m
Amount delinquent:	$0	Total credit lines:	16	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$82	Stated income:	$50,000-74,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
Screen name:	fund-jet2	Borrower's state:	Nebraska	Borrower's group:	N/A
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 5750992
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$6,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$4,200	Estimated loss*:	10.25%
Term:	36 months

Lender yield:	22.10%	Borrower rate/APR:	23.10% / 26.96%	Monthly payment:	$232.57

Lender servicing fee:	1.00%	Effective Yield*:	21.26%
		Estimated return*:	11.01%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-11):	4	First credit line:	Oct-2008	Debt/Income ratio:	25.00%
TU FICO range:	680-699 (Dec-2016)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	7 / 7	Length of status:	12y 11m
Amount delinquent:	$6335	Total credit lines:	15	Occupation:	Construction
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,743	Stated income:	$25,000-49,999
Delinquencies in last 7y:	0	Bankcard utilization:	55%
Screen name:	cognizant-rupee852	Borrower's state:	Missouri	Borrower's group:	N/A
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 5771598
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,200.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$2,940	Estimated loss*:	7.74%
Term:	36 months

Lender yield:	15.93%	Borrower rate/APR:	16.93% / 20.65%	Monthly payment:	$149.6

Lender servicing fee:	1.00%	Effective Yield*:	15.55%
		Estimated return*:	7.81%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-11):	5	First credit line:	Aug-2012	Debt/Income ratio:	20.00%
TU FICO range:	680-699 (Dec-2016)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 6	Length of status:	2y 9m
Amount delinquent:	$0	Total credit lines:	10	Occupation:	Nurse's Aide
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$8,156	Stated income:	$25,000-49,999
Delinquencies in last 7y:	0	Bankcard utilization:	37%
Screen name:	bill-pro22	Borrower's state:	Ohio	Borrower's group:	N/A
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home Improvement
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 5717221
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$10,500	Estimated loss*:	2.49%
Term:	36 months

Lender yield:	6.50%	Borrower rate/APR:	7.50% / 11.01%	Monthly payment:	$466.59

Lender servicing fee:	1.00%	Effective Yield*:	6.45%
		Estimated return*:	3.96%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-11):	9	First credit line:	Aug-2000	Debt/Income ratio:	29.00%
TU FICO range:	780-799 (Dec-2016)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	6	Current / open credit lines:	10 / 10	Length of status:	9y 11m
Amount delinquent:	$0	Total credit lines:	34	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,818	Stated income:	$75,000-99,999
Delinquencies in last 7y:	0	Bankcard utilization:	15%
Screen name:	vivid-liberty01	Borrower's state:	Nevada	Borrower's group:	N/A
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Information in the Description is not verified.